Exhibit 99.1
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SciQuest

SciQuest, Inc. Announces Extension of $5 Million Stock Repurchase Program

Continued confidence in long-term value of company prompts
board of directors to extend authorization for repurchase of stock

Research Triangle Park, N.C., August 29, 2002—SciQuest, Inc. (NASDAQ: SQST), a software, information and services company that provides solutions to enhance research operations for pharmaceutical, biotechnology and other research-based organizations, announced today that its board of directors has extended its prior authorization for the repurchase of up to $5 million of SciQuest common stock. Purchases are authorized to be made from time to time over the next 12 months in the open market or in privately negotiated transactions depending on market conditions. The repurchase plan does not obligate SciQuest to repurchase any specific number of shares and may be suspended at any time.

“We strongly believe in the long-term value of SciQuest shares,” said Stephen J. Wiehe, CEO of SciQuest. “The board’s action provides additional flexibility in our efforts to enhance shareholder value.”

As of June 30, 2002, SciQuest had approximately 30 million basic shares outstanding and $1.29 per basic share of cash and investments. In the program to date, SciQuest has purchased approximately 577,000 shares, at an aggregate cost of $557,000.

About SciQuest

SciQuest is a software, information and services company that provides solutions to enhance research operations for pharmaceutical, biotechnology and other research-based organizations. SciQuest is focused on enabling researchers and their organizations to reduce costs, improve efficiencies, increase quality and speed the process of research.

The Company’s solutions are specifically designed to help scientists find, acquire and manage the critical research materials they use. These materials include chemical and biological compounds, laboratory supplies, and equipment. SciQuest also helps the suppliers of research materials to better service their customers through enhanced marketing channels and enriched product information.

The Company’s solutions can be utilized independently or integrated with leading software, automation equipment and supplier systems to enhance innovation, reduce costs and improve operational effectiveness.

SciQuest customers include many of the world’s leading pharmaceutical, biotechnology, chemical, academic and research organizations, such as Aventis, Bayer CropScience, Corixa, Eisai Research Institute, FMC, GlaxoSmithKline, Memorial Sloan-Kettering, Schering-Plough Research Institute, OSI Pharmaceuticals, Roche, Pfizer and Procter & Gamble. SciQuest is headquartered in Research Triangle Park, N.C., with offices in Philadelphia and London. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

SciQuest is a registered trademark of SciQuest, Inc. Enterprise Reagent Manager, Enterprise Substance Manager, ERM Fast Track, ERM Fast Track Plus, ERM for EH&S Management, SelectSite, SelectSite SRA, SelectSite APA, Gene Construction Kit and Gene Inspector are trademarks of SciQuest, Inc.

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Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding the results or effects of the announced share repurchase program and the future price of SciQuest stock. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are discussed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”.

Contacts:
Media Relations:	Investor Relations:
Stephen Scarantino	Jenny Kobin
SciQuest Public Relations	SciQuest Investor Relations
+919-659-2412	+919-659-2352
sscarantino@sciquest.com	jkobin@sciquest.com